UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

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The Parking REIT, INC.
(Name of Registrant as Specified In Its Charter)

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The Parking REIT, Inc.
2965 S. Jones Blvd. #C1-100
Las Vegas, NV 89146

September 21, 2018

Dear Fellow Stockholder:

We are writing to remind you that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of The Parking REIT, Inc. (the "Company") will be held at Venable LLP, located at 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202 October 5, 2018, at 10:00 a.m. local time.

Our records indicate that as of August 20, 2018, the "Record Date" for the Annual Meeting, you held shares of the Company and, therefore, you are entitled to vote on the matter described in the Company's Definitive Proxy Statement for the Annual Meeting (the "Proxy Statement") and set forth on the proxy card attached thereto, which were mailed to you on or about August 24, 2018. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

The Company's Board of Directors, recommends that you vote your shares in favor of the proposals described in the Proxy Statement and set forth on the proxy card. Voting promptly may help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings.

As the date of the Annual Meeting approaches, if we have not received your proxy you may receive a phone call from a representative of Georgeson LLC, the Company's proxy solicitor, reminding you to exercise your right to vote.

If you have any questions or need assistance voting your shares, please call Georgeson LLC, which is assisting us, toll-free at (888) 666-2580.

Thank you in advance for your participation and your consideration in this extremely important matter.

Very truly yours,

Michael V. Shustek.
Chief Executive Officer

This letter should be read in conjunction with The Parking REIT, Inc.'s proxy statement, dated August 20, 2018. This letter may not contain all the information that is important to you in deciding how to vote your shares. The proxy statement contains more detailed descriptions of the proposals requiring stockholder approval. As such, you should read carefully the proxy statement in its entirety before voting on the proposals included therein.  A copy of our proxy statement is available on the Securities and Exchange Commission's Internet site at http://www.sec.gov and on our website at https://www.proxy-direct.com/prt-30162.